                                                                    EXHIBIT 23.2


The Board of Directors
Stewart Information Services Corporation:


We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


KPMG LLP
Houston, Texas


June 20, 2001